UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2014

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

This Form 8-K/A is filed as an amendment to our Current Report on Form 8-K filed on October 30, 2014 (the “Original Filing”). This amendment is being filed for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 with respect to the Original Filing regarding the acquisition of all of the issued and outstanding capital stock of Equipment Sales and Service, Inc.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Equipment Sales and Service, Inc.

The audited balance sheets, statements of operations and retained earnings, and cash flows for the years ended December 31, 2013 and 2012, and the related notes to the financial statements, together with the independent auditor's report, are filed as Exhibit 99.1 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

The unaudited balance sheets, statements of operations and retained earnings, and cash flows for the six months ended June 30, 2014 and 2013, and the related notes to the financial statements, together with the independent auditor's review report, are filed as Exhibit 99.2 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of Magnegas Corporation at December 31, 2013, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2013, are filed as Exhibit 99.3 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description
99.1	Audited Financial Statements of Equipment Sales and Service, Inc. for the years ended December 31, 2013 and 2012.
99.2	Unaudited Financial Statements of Equipment Sales and Service, Inc. for the six months ended June 30, 2014 and 2013.
99.3

The unaudited pro forma consolidated balance sheet of the combined entity at the October 27, 2014 date of acquisition, and the unaudited pro forma consolidated statements of operations as if the acquisition had occurred on January 1, 2014, are filed as Exhibit 99.3 to this Form 8-K/A and incorporated by reference in this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 12, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer